INTREPID TECHNOLOGY AND RESOURCES, INC.

AMENDMENT NO. 1
to

WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AMENDMENT SHOULD BE ATTACHED TO THE

ORIGINAL WARRANT CERTIFICATE

This Amendment No. 1 to Warrant to Purchase Common Stock (this “Amendment”) is issued in connection with the Warrant to Purchase Common Stock (No. IESV 02-03) (the “Warrant”) issued by Intrepid Technology and Resources, Inc. (the “Company”) to YA Global Investments, L.P. (the “Holder”) to purchase, as adjusted through the date hereof, fourteen thousand (14,000) shares of Common Stock.  Capitalized terms used but not defined herein have the meaning given thereto in the Warrant.

THIS CERTIFIES THAT, the following amendment is hereby made to the Warrant:

•

The Warrant Exercise Price is $0.005.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

Intrepid Technology and Resources, Inc.

By:

/s/ John D. Haffey

Name:   John D. Haffey

Title:

 CEO

Dated:  June 17, 2008